Exhibit 99.2

ESCO Technologies Inc.
Transcript of Q4 2012 Earnings Call
12-Nov-2012

PARTICIPANTS

Corporate Participants

Kate Lowrey

Director-Investor Relations, ESCO Technologies, Inc.

Victor L. Richey

Chairman, President & Chief Executive Officer, ESCO Technologies, Inc.

Gary E. Muenster

Chief Financial Officer, Director, CAO & EVP, ESCO Technologies, Inc.

Other Participants

Zach Larkin

Analyst, Stephens, Inc.

Ben Schuman

Analyst, Pacific Crest Securities LLC

John S. Quealy

Analyst, Canaccord Genuity, Inc.

Sean K. Hannan

Analyst, Needham & Co. LLC

Rick C. Eastman

Analyst, Robert W. Baird & Co. Equity Capital Markets

Nicholas V. Prendergast

Analyst, BB&T Capital Markets

Craig E. Irwin

Analyst, Wedbush Securities, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Welcome to the Q4 2012 ESCO Technologies Earnings Conference Call. My name is Trish and I will be your operator for today's call. [Operator Instructions] Later, we will conduct a question-and-answer session. Please note that this conference is being recorded.

I would now like to turn the call over to Kate Lowrey. You may begin.

Kate Lowrey

Thank you. Statements made during this call regarding the timing, amount and sources of fiscal 2013 and beyond, expected results, including sales orders, EBIT margin, EBIT, EPS, future growth, the cost savings and margin improvement resulting from restructuring efforts and other statements which are not strictly historical are forward-looking statements within the meaning of the Safe Harbor provisions of the Federal securities laws.

These statements are based on current expectations and assumptions and actual results may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the company's operations and business environment, including but not limited to the risk factors referenced in the company's press release issued today, which will be included as an exhibit to the company's Form 8-K to be filed following this call. We undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, during this call, the company may discuss some non-GAAP financial measures in describing the company's operating results. A reconciliation of these measures to their most-comparable GAAP measures can be found in the press release issued today and found on the company's website at www.escotechnologies.com under the link Investor Relations.

Now, I'd like to turn the call over to Vic.

Victor L. Richey

Thanks, Kate. Our prepared remarks will be a bit shorter today than normal since we just spoke 30 days ago. But before I give my perspective on 2013, I'll turn it over to Gary for a few financial highlights to wrap up 2012.

Gary E. Muenster

Thanks, Vic. The clear highlight of fiscal 2012, as well as the few weeks subsequent to fiscal year-end, is the strength of our orders and the growth of our backlog. During 2012, we entered $752 million of new business across the company resulting in a book-to-bill ratio of 109%. Our USG segment led the way with $380 million in orders and $62 million of backlog growth as of September 30. Our largest customer, SoCalGas, awarded Aclara $75 million in orders during fiscal 2012 in preparation of their AMI rollout, which began on a small scale in October.

Subsequent to fiscal year-end, SoCal awarded an additional $41 million in orders, bringing the contract-to-date values to $135 million and over $1.5 million AMI devices and its related software and services. We reported GAAP EPS of $0.65 in the quarter compared to $0.57 in Q4 the prior year. While Q4 did not come in where we had originally expected, we are still pleased to see a 14% increase in EPS over prior year.

To wrap up the year, I'll provide a few brief overview comments on the segments. Filtration significantly outperformed expectations on both sales and EBIT throughout the year and we expect this exceptional performance to continue in 2013. EBIT increased 100 basis points to nearly 20% while sales increased 16%, or $27 million, with all four operating units showing meaningful growth.

Test sales were generally consistent with prior year, and EBIT was significantly lower for the reasons we've discussed previously. 2011 also included the most profitable chamber product in Test history, which furthered the difficult comparisons with 2012. Test performance in 2012 resulting from cost overruns has been addressed through improved processes which will enhance project execution going forward, in addition to several significant cost initiatives being implemented to enhance its operating margin in fiscal 2013 and beyond.

Our restructuring is moving forward as planned and we expect to have it wrapped up in the second quarter.

Doble continues to perform exceptionally well, as evidenced by their EBIT margin of nearly 23% on increased sales. We continue to invest in the business, and in 2013, we are increasing our sales and marketing efforts to accelerate the sales of our recently-introduced new products, software and services.

2012 was a transition year for Aclara as we came off the large – the two large contracts at PG&E and New York City, which had combined revenues of $42 million in 2011. This compares to $9 million in 2012 for a net decrease of $33 million, which is consistent with the net decrease at Aclara in 2012.

The COOP significantly outperformed expectations in fiscal 2012, resulting in the best sales year in their history, delivering over $112 million in revenue. The RF Water business was softer than expected, consistent with our earlier communications.

On the cash flow and balance sheet front, during 2012, we generated over $53 million in cash from operations and ended the year with a net debt balance of approximately $85 million and leverage of 1.3 times at very favorable pricing. On the buyback front, we repurchased 150,000 shares through September 30 and an additional 270,000 shares in October, bringing the totals to 420,000 shares and $15 million spent. Considering the strength of our current backlog, coupled with the robust pipeline of identified new business opportunities within our AMI product lines, along with SoCal's deployment ramp over the next 12 months, 2013 sales and EPS growth is expected to be significant when compared to 2012.

I'll be happy to address any specific financial questions during the Q&A. And now, I'll turn it back over to Vic.

Victor L. Richey

Okay. Since Gary covered 2012 operating highlights, my commentary will focus on the outlook for 2013 and beyond. Yeah, I see a lot of positive things happening across the company as we begin 2013, with the most significant being the much-anticipated October launch and the January ramp of the SoCal project. We've been working diligently for the past year and a half to make sure we're well-positioned to provide SoCal with all of the necessary products, software and services to make their AMI project a success.

Our partnership remains strong and all parties are focused on making this project the state-of-the-art AMI deployment worldwide. SoCal is not the only project that I'm excited about when thinking about the future and our growth prospects. The strength of our orders and resulting backlog obviously bodes well for the short term, but I'm also excited about the size and quality of new business opportunities.

These potential new AMI opportunities give me confidence in our projected growth over the next several years as a supplement to the SoCal contribution. Operationally, filtration was a clear winner in 2012 and I remain excited about 2013's outlook in this area. We're expecting sales to increase nearly $20 million with corresponding margins consistent with those delivered in 2012. VACCO was the big driver of this increase and is also our most profitable operating unit.

Filtration's results and its outlook again validate my belief that our multi-segment approach is the correct strategy to create long-term shareholder value. Doble is expected to grow its top line approximately 10% with EBIT margins in the low 20%s. Despite the European slowdown, we see real opportunities for Doble's international growth as South America and Asia have readily adopted Doble's solutions. I'm most pleased with Doble's engineering diligence in getting a number of new products and software solutions developed quickly and ready for primetime. Their new products, especially in the asset risk management area, have been well-received by the initial customers. We're excited about our future at Doble as these state-of-the-art products and software applications redefine proactive grid monitoring and predictive diagnostics.

Test is expecting sales growth in the low-to-mid single digits with a significant increase in operational EBIT, both in dollars and percentages. We expect the benefit of a partial year of cost savings in the second half of 2013 from facility restructuring, as well as seeing savings from the cost reduction actions we implemented near the end of fiscal 2012.

Obviously, Aclara has the most significant impact on our growth and profitability going into 2013. While certain end markets can sometimes be difficult to predict, Aclara's sales and profit outlook for 2013 is strong. We feel we have better insight into this year than in the past due to the significant amount of business currently in our opening backlog. I communicated our revenue build for 2013 in our previous call, and I believe that our earlier commitment is still valid.

The bottom line is that we anticipate Aclara's revenue to grow approximately $50 million in 2013, which includes identifiable incremental growth of $40 million from SoCal alone. While there is always some risk in projecting the future, I feel confident that the forecast we've laid out is reasonable, prudent, achievable and gets us back on track to delivering our growth commitments. To protect the downside to our longer-term outlook and consistent with our culture of striving to be a best cost producer, we will continue reviewing our operating cost structure to see where we can improve efficiency. As we address these opportunities, I'm confident that we can protect and expand our operating margins and therefore supplement our expected EPS growth in the future.

On the M&A front, we continue to see opportunities to supplement our organic growth via acquisition. And while our primary focus remains in USG, we continue to evaluate options across the company. Our biggest challenge recently has been bridging the valuation gap between sellers and what we deem fair value.

So in summary, we remain in a solid operating position across the company with ample opportunities for significant growth, and we'll continue to prudently invest in the business to ensure our long-term success.

I'm convinced that our three-segment strategy and end market diversity remains the strength that differentiates us in the market and provides multiple paths to grow and weather economic uncertainties today and in the future.

I'd now be glad to answer any questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. We will now begin the question-and-answer session. [Operator Instructions] And our first question comes from Zach Larkin from Stephens. Please go ahead.

Zach Larkin

Hey, good afternoon, gentlemen. Thanks for taking my call.

Victor L. Richey

Hey, Zach.

Zach Larkin

Hey. First off, it looks as if the restructuring in the Test segment's moving along a little bit more quickly than anticipated. I wonder if that's an accurate assessment. And just any additional color on how well things are moving along on that front would be great.

Victor L. Richey

Yeah. I would say it's right on track, maybe a little bit ahead of schedule, but really good progress there. We have had a team in place for quite some time. We're going through the process you do – we typically do now, and building a little ahead in inventory so that as we make the transition and shut down one plant, move to the others, there's always some disruption there. So we want to make sure that we protect our sales levels and deliveries to the customers. But it's looking good. We're looking at some different alternatives on exciting that facility and how most economically to do that. But I think we've built the most conservative approach into our forecast. But I'd say so far so good. Those things, as we've mentioned several times, they're always tough, but I'd say the team work in that is getting good cooperation form everybody involved and I think we'll be able to get that completed by the end of the second quarter.

Zach Larkin

Great, thanks for that. And then also obviously TEPCO is a big focal point out there as we move into 2013, but you've also talked about some other gas opportunities domestically. Wondered if you had any updates on when you think some potential awards or more public commentary might be coming out on any of the larger domestic awards?

Victor L. Richey

Yeah. I would think that it probably is going to be second half of the year before we get any big movement on those. Unfortunately, we've not made an assumption that those are going to have much, if any, impact in this year. So while we feel good about where we're positioned and how we're positioned with those, I think it'll be at least the second half of the year before any of those are announced.

Zach Larkin

Great. Thanks very much.

Victor L. Richey

But that's the assumption we had in our forecast.

Zach Larkin

Great, perfect.

Operator

Our next question comes from Ben Schuman from Pacific Crest Securities. Please go ahead.

Ben Schuman

Hi, guys. Looking at the segment guidance for 2013, I get to more like 12% to 13% top line growth. Do you guys kind of view that as sort of in the approximately 10% range? Or is there some disconnect there?

Gary E. Muenster

Well, I think as we go across, Ben, I think on the Filtration side, I'd put that in the 95% to 100% bucket. On the Test side, there's a little bit of risk like we had last year relative to some of these projects that can move a little bit to the right. So I think we're taking a little bit more cautious approach in the back half of the year there. Doble I think is pretty locked and loaded, but again, with the book and ship timing of the smaller water projects in Aclara, I think again it's prudent to take a conservative approach so we don't get ourselves caught up in the timing issues we had last year. So I think for us to get to a 12% kind of growth, you'd have to have everything happen on plan, and that's probably not the right way to think about it. So I think somewhere a little closer to 10% is the right way to think about it and that I think'll keep the risk properly calibrated.

Ben Schuman

Okay. And then how sustainable do you guys think the strength in the COOP market is heading into 2013? And do you have a sense of how much of that is upgrades of existing AMR systems versus kind of greenfield deployments?

Victor L. Richey

Yeah, we've already projecting a lower volume, as we talked about on the last call, in 2013 versus 2012. We're looking more – I mean if you look at what we did in 2010, 2011, that's more of the level you're going to see in 2013. So we've already cut that back a little bit. As far as the second half of your question, we are looking for some additional new customers this year, I'd say a level consistent with what we've seen the last couple of years. But at the same time, the beauty of that business is we do have some upgrades to existing systems, sell them new products, some replacement meters, things like that. So it's a mix. I'd say it's pretty consistent with what we've seen in the past other than 2012, which was kind of an outlier in a good way with the COOP business.

Ben Schuman

Great. Thanks.

Operator

Our next question comes from John Quealy from Canaccord Genuity. Please go ahead.

John S. Quealy

Hey, folks. Can you hear me all right?

Victor L. Richey

Yes.

Gary E. Muenster

Hear you fine, John.

John S. Quealy

Good afternoon. So maybe just two or three questions. First on the numbers, Gary, for expectations into Q1, I know you gave us that 10% number. Does that include or exclude any restructuring charges?

Gary E. Muenster

Yeah, that would be an operational number that'll add back from the GAAP number to a restructuring number.

John S. Quealy

Okay.

Gary E. Muenster

And just to kind of give you a timing of the $3 million or $3.5 million or so we talked about, obviously as Vic alluded to, the exit of the facility is obviously the most expensive part of it because there's still a couple years left on the lease. So for collaborating that on a quarter basis, it would be probably 1/3 of that in the first quarter and 2/3 in the second quarter upon exit of the facility. So $1 million and $2 million sequentially in the quarter. So the slightly less than 10% is the operational number taking GAAP and adding back roughly $1 million of restructuring charges.

John S. Quealy

Okay. And if I can ask you, in terms of front half revenues versus back half, if we focus on the front half of 2013, roughly how would that compare with the front half of 2012? Is that net number lower year-on-year when we do the half versus half?

Gary E. Muenster

No. It should be generally consistent. The first quarter is going to be lower just because when you look at what we have relative to the first quarter last year, fiscal 2012, was really strong in COOPs and it's a little bit lower in the first quarter this year in COOPs, getting replaced a little bit with SoCal. But I'd say just the first quarter to first quarter be a little bit down, kind of consistent with the relationship of earnings. And then as you get towards the second quarter, that's where you start to see the favorable comps, both in sales and EPS because that's where SoCal, we're kind of calibrating it at this $55 million type thing. And the ramp in Q1's pretty small because it's where they're doing the small trial thing, if you will, and then it kicks up in the Q2. So I think if you head a little bit down in the first quarter and then reasonably up in the second quarter sales and earnings, I think you'll be okay directionally.

John S. Quealy

Okay, great. And then Vic, a follow-up for you. You talked about some new opportunities in cash, especially E&P and things like that. Can you just step back a little bit and give us some market sizing or potential revenue accretion that you guys think about in the next couple of years for some of these new emerging markets for RF?

Victor L. Richey

Yeah. It's a hard one to answer right now because we don't know how quickly it's going to develop. But and what we're really talking about here, you know the E&P has been around for a long time. People have been concerned about it, more from a military perspective than a civilian perspective. But what people have come to realize is that you have these huge data centers that can essentially be rendered useless if – through these type of activities. And so what some large customers have started to look at that have these high-value data centers is they need to shield those, and by shielding them, then they're able to protect the data. So we've had a couple of opportunities that are very near-term, which just those two opportunities are $7 million, $8 million. And if you look at the number of large data centers around the country and around the world for that matter, particularly around the U.S. because that's where a big concern is today, I mean that could be a very large market. But I hesitate to give you specific numbers now because it's in the early days and we have to see how quickly it's going to deploy. But it could be a significant uptick to that business.

John S. Quealy

Okay. And just lastly, a question on the COOP market. I know there's been finalized sort of late stimulus funding for the rural area. It seems like it's just getting finalized now. Is that any tailwind or headwind for you folks? Do you think you'll benefit at all from that? Or I know it's not a ton of money, but it seems to be pretty targeted. Thanks, guys.

Victor L. Richey

Sure. Yeah, we'll know better after that really gets finalized. But obviously, any additional money goes into COOPs, I think we're well-positioned to take care – to take advantage of.

Operator

Our next question comes from Sean Hannan from Needham & Co. Please go ahead.

Sean K. Hannan

Yes, thanks for taking my question.

Gary E. Muenster

Sure, Sean.

Sean K. Hannan

So just to follow up on some of the comments around Doble, in a similar vein, you had kind of given some color, Gary, around how we think about Aclara as it moves through the year. Considering at Doble, we have some increased SG&A, particularly to fuel some of those new products, and then I think also to capitalize on some of those growth opportunities, just trying to understanding how will the puts and takes transpire for that business through the course year. And then I have a follow-up around Doble after that.

Gary E. Muenster

Okay. From a revenue perspective, Sean, it's relatively flat. So if you put a quarterly deviation out there of $1 million or $2 million each quarter, it's generally flat because the mix looks really good this year, again with a little bit more heavily-weighted towards service than hardware, so we should have a run rate there kind of in the ballpark of $30 million a quarter, again give or take $1 million or $1.5 million, around that. And then as the margin kind of moves around that, what I think you'll see in Q1, when we put out the numbers there, you'll see kind of what the investment level is, and again, I'm not trying to say this was like two years ago when it was $10 million. That's not the calibration on this thing. But it's probably worth a point or a point and a half relative to last year's kind of revenue. And I think what you're going to see on that is as we launch these products, there's – we've said publicly 7 or 8 new products and 50 or 60 new software releases. Obviously, it's time to get people out in the field and push those products a little harder than our current distribution network. So I think if you just ramped up the G&A a little bit compared to last year's quarterly profile, I think you'll be okay. But from revenue, keep it generally flat per quarter.

Sean K. Hannan

Okay, that's helpful. And then secondarily, when you talked about there's a lot that is hoped for for 2013 on the service front and just the general growth that we'll see within that business, can you help to separate for us how much of that is really coming from continued penetration within the new markets versus the continued launch around your new products and software? Thank you.

Victor L. Richey

Here's something. If you think about the service piece of the business, and again, we got to kind of – I want to be clear about how we're talking about it, but we always say close to half of the business is these lease contracts we have. And so some people consider that service, but really where we're the seeing the growth because we're already so heavily penetrated in that market with 95% market share basically, so where we're seeing some additional growth now is in these kind of one-off services where we go to customers and perform special types of tests and services for them, analysis. And so that's where we're really seeing the growth. So I'd say most of the growth that we're seeing there are really with new customers and in new markets. So that's kind of an over and above new set of opportunities for us.

Sean K. Hannan

Okay. So we're talking about from a kind of service and leasing standpoint, that's – there's really – there's not necessarily a huge differentiation in terms of what's incremental domestically versus the new markets, but both will contribute?

Gary E. Muenster

I think the incremental piece, Sean, is what Vic was referring to. When you have an existing customer who might be on a lease contract, say just $250,000, $300,000 a year, they'll have these one-off special projects where you'll go in and maybe do some forensic work on an asset that's failed in the field or things like that. Or – and that's what Vic was alluding to on the domestic side. That's where the growth is going there from what I'd call these one-off projects that are more geared towards a specific application and then the more significant magnitude of the growth comes from new markets, meaning international and some of these new products, like the ARMS product where we're going into substations and doing monitoring there or the dissolved gas analyzer, things like that, which are truly new products, but they're going into existing markets. We're going to customers who already have, but that new product offering will increase our footprint within that specific customer.

Sean K. Hannan

Okay, thanks for refining that.

Gary E. Muenster

Okay.

Operator

Our next question comes from Richard Eastman from Robert W. Baird. Please go ahead.

Rick C. Eastman

Yes. Good afternoon. Gary, could you just give us – how did the COOPs do in terms of revenue for the quarter?

Gary E. Muenster

Bear with me for a second.

Rick C. Eastman

And then I'm just going to ask the same question on SoCalGas.

Gary E. Muenster

Okay.

Rick C. Eastman

Just kind of the fourth quarter.

Gary E. Muenster

All right. Relative to the quarter on COOPs, one thing we do here, Rick, is generate a lot of paper, so bear with me for a second.

Rick C. Eastman

Sure.

Gary E. Muenster

All right. I apologize for that. So in Q4, on COOPs, we did about $25 million, $26 million.

Rick C. Eastman

Okay.

Gary E. Muenster

And what was the second part, I'm sorry, SoCalGas?

Rick C. Eastman

SoCalGas must have been up from your step-up comments on revenue, must have been – was it $8 million or something or...?

Gary E. Muenster

Yeah, $8.5 million.

Rick C. Eastman

Okay. So, okay, so we had that. So that kind of explains that you when you talk about $40 million of the $50 million increase for next year at Aclara, that's the delta. If you did roughly $10 million this year, $40 million of the $50 million step-up comes from SoCalGas. So we're still expecting to bill $50 million to $55 million on SoCalGas next year?

Gary E. Muenster

Yes, right.

Rick C. Eastman

Yeah. Okay. And then can I just ask the – in terms of CFE, the Phase III portion of that project, that – has – you pulled that out of the plan I presume?

Victor L. Richey

I think we've got a small amount in the last half of the year.

Rick C. Eastman

Okay. But is that just pushed out and to the right, the Phase III there?

Victor L. Richey

Right. We still think they're going to move forward with some additional product. But we're not assuming it's going to happen in the first half of the year.

Rick C. Eastman

Okay. And then just I guess a question I have – when we talk about the, say, $50 million step-up at Aclara year-over-year, we'll get $40 million or so out of SoCalGas. How do we replace or what's in the plan to replace the falloff on the COOP business, which I might be off some here, but that's probably about $30 million?

Gary E. Muenster

Yeah, a good bit of that is additional water projects and then a small amount of additional gas projects as well.

Rick C. Eastman

Okay. So – and that's kind of maybe book and ship at this point? Or we don't have orders yet, right?

Gary E. Muenster

That's correct.

Rick C. Eastman

Okay. And then, Vic, is there any rebuild opportunity for Doble in the Northeast on the power infrastructure side post-Sandy?

Victor L. Richey

Yeah. I think once things settle down, there may well be. I mean obviously those utilities are kind of fully engaged right now, but I know we have reached out to the major utilities to let them know that we have personnel available to do that. But right now, I think they're really concentrating on getting back up and running. So if they do anything, I'd probably – it would probably be December, January timeframe before we're able to do something there.

Rick C. Eastman

Okay, all right. Very good. Thank you.

Victor L. Richey

You bet.

Operator

Our next question comes from Nick Prendergast from BB&T Capital. Please go ahead.

Nicholas V. Prendergast

Hi, good afternoon. Just regarding your 2013 EPS quarterly progression, we always knew that SoCalGas was going to be back end-loaded, but I'm looking at this $0.10 Q1 guide. Is maybe SoCalGas maybe more back end-loaded than you originally believed? Or is this following the patterns you guys always expected all long?

Gary E. Muenster

No, this is what we expected because the plan has always been they were going to do what they call a 10K, which is the launch of the first 10,000 end points started in October. So they were going to start there and then do the major ramp-up in the second quarter. So we're not surprised by this at all.

Nicholas V. Prendergast

Got it.

Gary E. Muenster

And that's really the biggest issue if you look at the $0.10 per quarter, and I'm sure that caught some people off guard. But I mean the reality is it's a very low sales quarter for us and we've got full SG&A for SoCal in there with a relatively low level of sales to support that. So what you'll see in the second quarter is a significant increase in sales and obviously a significant increase in EBIT as well.

Nicholas V. Prendergast

Okay. And just on your share repurchase authorization, how much do you have remaining on that?

Gary E. Muenster

We have another $85 million remaining.

Nicholas V. Prendergast

Okay. All right, well, thank you.

Gary E. Muenster

You bet.

Operator

[Operator Instructions] And our next question comes from Craig Irwin from Wedbush Securities. Please go ahead.

Craig E. Irwin

Evening, gentlemen. Thank you for taking my question. Most of the questions I have have been asked and maybe asked again already, but the key question left that I don't think anyone's really touched on is 2014. You did just give us formal guidance for 2013, but as we look out to 2014, SoCal has given some pretty good color around what to expect. For your fiscal year, my calculation is 1.32 million AMI units installed. Obviously, you're going to have some software and services, not so many collectors in there. And as we look at Doble and the significant efforts that you're putting in place to diversify the product mix and maybe grow that internationally, it looks like Doble could see some revenue acceleration, maybe some international growth contributing there. Can you frame out for us a little bit about how we should see the overall business momentum in the different segments build up over the course of 2013 and whether or not this is likely to continue in 2014?

Victor L. Richey

Yeah, let me – I'll give you a general answer on that. Obviously, we're not ready to give guidance for 2014 just yet, but I mean if you think about the overall business, Craig, I think you hit on a couple of major things. I mean SoCal is currently projecting to have a higher level of deployment in 2014 than they did in 2013. So if you just kind of assume the underlying business is going to remain solid, then we're going to get a natural pickup from that. If we're able to land some of these projects in 2013 that we see out there, they're going to have some impact on 2013, but a larger impact in 2014.

Doble, as you mentioned, we should see some growth there. And then the other business with Filtration and Test are not as fast-growing business, but we will get an advantage of having a full year of savings from the restructuring that we're doing at Test, so we should have, from an EBIT perspective, some incremental growth there. And then I think we'll continue to run a very successful Filtration business that will continue to add to that. So we should have a year, as we said here today in 2014, that should look better than 2013. And then if we're able to get some acquisitions done, that would add to that as well.

Craig E. Irwin

Okay. And then maybe you want to give a little more color on what you're prioritizing for acquisitions on the USG side?

Victor L. Richey

Well, we've got several areas that we look, but certainly having more product to put on the grid, to make the grid more functional, smarter I think would be good for us. We're always looking for additional technologies to bring to bear to do that. Don't want to get into any specifics about that just because those are things that we'd like to have rather than some of competitors have. But they're generally things that we would be able augment what we already have.

Craig E. Irwin

Great. Thank you for taking my question.

Victor L. Richey

You bet.

Operator

Our next question comes from Richard Eastman from Robert W. Baird. Please go ahead.

Rick C. Eastman

Sorry, just a follow-up. Gary, did you imply $8.5 million was the revenue number for SoCalGas in the quarter or for the full year?

Gary E. Muenster

No, in the quarter. It's about $13.5 million for the year.

Rick C. Eastman

Okay and then...

Gary E. Muenster

A little higher, near $10 million.

Rick C. Eastman

Okay. And then just a quick question on the order flow out at SoCalGas. I'm a little bit confused. Why do they keep issuing orders here? If we're looking for – we must have a backlog there at something in the neighborhood $75 million or so. Is that a 12-month ship cycle?

Victor L. Richey

Well, one thing, Rick. I mean – a lot of the orders upfront were for software, and so a lot of that was paid for upfront. And then we also have this basically a service support contract which was around $40 million that's in that backlog as well, which delivers over the life of the project. So there's a good piece of it that is either upfront or delivers over the life of the project. And so lot of what's going on in these more recent buys are the endpoint of deployment – or endpoint purchases. But again, you've got to understand they will want to make sure that we understand exactly when they need what because we have to get it through a very complex logistical cycle, not only to build it, but then to get it to their warehouse – to get it to their distributors, to get it to their warehouses so they can be staged. So we're happy that they're doing a little bit more upfront because it gives us a lot more time to plan and ensure that we're able to make deliveries that we do.

Rick C. Eastman

I see. That makes sense. Great. Thank you again.

Operator

We have no further questions in queue at this time.

Victor L. Richey

Okay. Well, thanks – thank everybody for their attention. We'll talk to you next quarter.

Operator

Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may now disconnect.